As filed with the Securities and Exchange Commission on July 27, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
-----------------

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

-----------------
KOHLBERG CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	20-5951150
(State or Other Jurisdiction	(IRS Employer
of Incorporation)	Identification No.)

295 MADISON AVENUE, 6TH FLOOR, NEW YORK, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

-----------------

2008 Non-Employee Director Plan
(Full title of the Plan)

----------------
Dayl W. Pearson
Kohlberg Capital Corporation
295 Madison Avenue, 6th Floor
New York, NY  10017
(name and address of agent for service)

(212) 455-8300
(Telephone number, including area code, of agent for service)

Copy to:
Craig E. Marcus, Esq.
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199
617-951-7000

---------------------

Explanatory Statement

This Post-Effective Amendment No. 1 to Registration on Form S-8, Registration No. 333-152364 (the “Registration Statement”), is being filed to deregister certain shares of common stock, par value $0.01 per share (“Common Stock”), of Kohlberg Capital Corporation (the “Registrant”) that were registered for issuance pursuant to the 2008 Non-Employee Director Plan.  The Registration Statement registered 75,000 shares of Common Stock for issuance pursuant to the 2008 Non-Employee Director Plan.  The Registration Statement is hereby amended to deregister the remaining unissued shares of the Common Stock registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Registration Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 27th day of July, 2011

KOHLBERG CAPITAL CORPORATION

By:	/s/ Dayl W. Pearson
Name: Dayl W. Pearson
Title: President and Chief Executive Officer

* * * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Dayl W. Pearson	President, Chief Executive Officer (Principal Executive	July 27, 2011
Dayl W. Pearson	Officer) and Director

/s/ Michael I. Wirth	Chief Financial Officer, Secretary and Treasurer (Principal	July 27, 2011
Michael I. Wirth	Financial and Accounting Officer)

/s/ Christopher Lacovara*	Director	July 27, 2011
Christopher Lacovara

/s/ Samuel P. Frieder*	Director	July 27, 2011
Samuel P. Frieder

/s/ Gary Cademartori*	Director	July 27, 2011
Gary Cademartori

/s/ C. Michael Jacobi*	Director	July 27, 2011
C. Michael Jacobi

/s/ Albert Pastino*	Director	July 27, 2011
Albert Pastino

/s/ C. Turney Stevens*	Director	July 27, 2011
C. Turney Stevens

 *By:       /s/ Michael I. Wirth
Michael I. Wirth
Attorney-in-Fact

EXHIBIT INDEX

24.1	Power of Attorney (incorporated herein by reference to Exhibit 24.1 of the Registrant’s Form S-8 (Registration No. 333-152364) filed on July 16, 2008).